Exhibit 99.1

News Release
THE BEARD COMPANY
Harvey Parkway
301 N.W. 63rd Street, Suite 400
Oklahoma City, Oklahoma 73116
For Immediate Release

THE BEARD COMPANY REPORTS

THIRD QUARTER AND NINE-MONTH OPERATING RESULTS

GEOHEDRAL LLC COMPLETING $2.5 MILLION EQUITY RAISE

TO FUND EXPLORATION ACTIVITIES

OKLAHOMA CITY, Oklahoma – November 23, 2009 - The Beard Company (OTCBB: BRCO) today reported net earnings of $3,713,000, or $0.18 per diluted share, for the nine months ended September 30, 2009, compared with net earnings of $2,072,000, or $0.10 per diluted share, in the corresponding period of the previous year. Revenues decreased 62% to $429,000 in the first nine months of 2009, versus $1,127,000 in the year-earlier period, reflecting the disposition of the Company’s interest in the McElmo Dome CO2 Field.

For the three months ended September 30, 2009, the Company reported a net loss of $1,137,000, or $0.06 per share, versus a net loss of $466,000, or $0.03 per share, in the third quarter of 2008. The per-share amounts have been adjusted to reflect a 2-for-1 stock split that was effective November 2, 2009. Revenues decreased 79% to $79,000 in the most recent quarter, versus $376,000 in the prior-year period, again reflecting the McElmo Dome sale.

Operating results for the first nine months of 2009 benefited from pre-tax gains of (i) $4,888,000 attributable to the sale of the Company’s remaining interest in the McElmo Dome CO2 Unit and (ii) $832,000 from the settlement of the Visa litigation. The first nine months of 2008 included a pre-tax gain of $3,338,000 from the sale of 35% of the Company’s interest in McElmo Dome. Minor losses on the sale of assets of $10,000 and $1,000 were recorded in the third quarters of 2009 and 2008, respectively. Operating results for the third quarter of 2009 were significantly impacted by (i) a $508,000 loss reflected in losses from unconsolidated affiliates, whereas the third quarter of 2008 quarter included only a $54,000 loss from unconsolidated affiliates; and (ii) a $149,000 impairment of investments and other assets. Included in the losses from unconsolidated affiliates were (i) losses of $21,000 from the Company’s investment in Beard Dilworth, LLC, an oil and gas venture in Oklahoma; (ii) losses of $498,000 from the Company’s investment in Geohedral LLC, a mining project in Alaska; and

(iii) $11,000 in earnings from the Company’s investment in another partnership. The $149,000 impairment reduced the Company’s investment in Geohedral to its share of the underlying equity in the partnership as of September 30, 2009.

Herb Mee, Jr., Beard’s President, stated, “Our investment in Geohedral LLC increased the Company’s third quarter loss by $647,000 due to SEC regulations governing mining operations that required the writedown of our investment in this subsidiary. In connection with Geohedral’s current $2.5 million equity offering, the Company invested $590,000 to maintain its 23.16% interest in Geohedral, and another $441,000 to increase its interest in the partnership to 25.68%. Proceeds of the equity offering were used to fund the staking and filing of Geohedral’s new mining claims in the Tanis Mesa area in southeastern Alaska that we announced on September 21 of this year. The funds were also utilized to defray the costs of drilling the holes, and sampling and assaying the results described in our September 21, 2009 news release.”

“Based on the value of investment interests sold by Geohedral in the equity offering that will be completed in early December, the Company’s 25.68% interest in Geohedral currently has an indicated fair market value of $4,499,000, versus a book value of $384,000 on our balance sheet at September 30, 2009. The current fair market value does not, in our opinion, adequately reflect the potential value of Beard’s 25.68% share of Geohedral’s mineral reserves, which we and Geohedral believe substantially exceeds the indicated fair market value of $4.5 million.”

“While our reported earnings and revenues have been sharply reduced as a result of the McElmo Dome sale, it is important to remember that our current results do not reflect the Company’s anticipated share of operating profits from the Dilworth Field, where water injection is slated to commence next month, and which is expected to make a significant contribution to our revenues and earnings beginning in the first quarter of 2010.”

About The Beard Company

The Beard Company has shifted its focus to three areas, all involving natural resources, that management believes have high growth and/or above-average profit potential. The Company is involved in oil and gas activities; coal reclamation activities; and minerals exploration and development through its Geohedral investment.

The Company is headquartered in Oklahoma City and its common stock trades on the OTC Bulletin Board under the symbol “BRCO”.

Forward-Looking Statements

This document may include statements that constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect”, “anticipate”, or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s lack of profitability in recent years; the ability to service outstanding debt and secure capital to fund operations; the ability to negotiate and execute contracts in connection with the Company’s coal reclamation activities; future trends in commodities prices; financial, potential geological or mechanical difficulties affecting Geohedral’s or Beard Dilworth’s planned activities;

uncertainties surrounding estimates of mineralized material; and other risks associated with the Company’s business. By making these forward-looking statements, Beard undertakes no obligation to update these statements for revisions or changes in the future.

For Additional Information, Please Contact:

Herb Mee, Jr., President, at (405) 842-2333 or via email at hmee@beardco.com

or

RJ Falkner & Company, Inc., Investor Relations Counsel, at (800) 377-9893 or via email at info@rjfalkner.com

THE BEARD COMPANY Results of Operations (Unaudited)

	For the Three Months Ended September 30,		For the None Months Ended September 30,
	2009	2008	2009	2008

Revenues	$ 79,000	$ 376,000	$ 429,000	$ 1,127,000
Expenses	557,000	532,000	1,522,000	1,457,000

Operating loss	(478,000)	(156,000)	(1,093,000)	(330,000)
Other income (expense).	(712,000)	(222,000)	4,841,000	2,720,000

Earnings (loss) from continuing operations
before income taxes	(1,190,000)	(378,000)	3,748,000	2,390,000
Income tax benefit (expense)	53,000	-	(27,000)	(25,000)

Earnings (loss) from continuing operations	(1,137,000)	(378,000)	3,721,000	2,365,000

Loss from discontinued operations	-	(232,000)	-	(723,000)

Net earnings (loss)	(1,137,000)	(610,000)	3,721,000	1,642,000

Amounts attributable to noncontrolling interests
(Income) loss from continuing operations	-	-	(8,000)	1,000
Loss from discontinued operations	-	144,000	-	429,000

Net earnings (loss) attributable to
The Beard Company common shareholders	$ (1,137,000)	$ (466,000)	$ 3,713,000	$ 2,072,000

Net earnings (loss) per average common share outstanding(1):
Basic:
Earnings (loss) from continuing operations	$(0.06)	$(0.02)	$0.19	$ 0.18
Loss from discontinued operations	$ -	$(0.01)	$ -	$(0.02)
Net earnings (loss)	$(0.06)	$(0.03)	$0.19	$ 0.16

Net earnings (loss) per average common share outstanding(1):
Diluted:
Earnings (loss) from continuing operations	$(0.06)	$(0.02)	$0.18	$ 0.11
Loss from discontinued operations	$ -	$(0.01)	$ -	$(0.01)
Net earnings (loss)	$(0.06)	$(0.03)	$0.18	$ 0.10

Weighted average common shares outstanding(1):
Basic	19,827,000	14,039,000	19,817,000	13,068,000
Diluted	19,827,000	14,039,000	21,028,000	20,884,000
_______

(1)All per share and common share amounts adjusted to reflect the 2-for-1 stock split effected November 2, 2009.

THE BEARD COMPANY AND SUBSIDIARIES
Balance Sheets
September 30, 2009 (Unaudited) and December 31, 2008

	September 30,	December 31,
Assets	2009	2008

Current assets:
Cash and cash equivalents	$ 1,276,000	$ 182,000
Accounts receivable, less allowance for doubtful
receivables of $42,000 in 2009 and $31,000 in 2008	162,000	185,000
Prepaid expenses and other assets	37,000	5,000
Assets of discontinued operations held for resale	20,000	26,000
Total current assets	1,495,000	398,000

Restricted certificate of deposit	50,000	50,000

Investments and other assets	1,168,000	87,000

Property, plant and equipment, at cost	2,074,000	2,561,000
Less accumulated depreciation, depletion and amortization	1,100,000	1,340,000
Net property, plant and equipment	974,000	1,221,000

Intangible assets, at cost	75,000	75,000
Less accumulated amortization	70,000	66,000
Net intangible assets	5,000	9,000

	$ 3,692,000	$ 1,765,000

Liabilities and Shareholders' Equity (Deficiency)

Current liabilities:
Trade accounts payable	$90,000	$97,000
Accrued expenses	192,000	431,000
Short-term debt - related entities	-	57,000
Current maturities of long-term debt	45,000	895,000
Current maturities of long-term debt - related entities	-	390,000

Liabilities of discontinued operations held for resale	51,000	65,000
Total current liabilities	378,000	1,935,000

Long-term debt less current maturities	397,000	420,000

Long-term debt - related entities	2,002,000	2,250,000

Other long-term liabilities	171,000	172,000

Shareholders' equity (deficiency):
Convertible preferred stock of $100 stated value;
5,000,000 shares authorized; 27,838 shares issued
and outstanding	889,000	889,000
Common stock of $.00033325 par value per share;
30,000,000 authorized; 19,856,038 and 19,661,172 shares
Issued and outstanding in 2009 and 2008, respectively	7,000	7,000
Capital in excess of par value	42,698,000	42,655,000
Accumulated deficit	(40,265,000)	(43,978,000)
Accumulated other comprehensive income	24,000	25,000
Total shareholders' equity (deficiency) attributable to The Beard Company	3,353,000	(402,000)

Noncontrolling interests	(2,609,000)	(2,610,000)
Total shareholders' equity (deficiency)	744,000	(3,012,000)

Commitments and contingencies (note 8)
	$ 3,692,000	$ 1,765,000

See accompanying notes to financial statements.